Exhibit (23)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-35071, No. 333-84813, No. 333-113315, No. 333-138811 and No. 333-157778) pertaining to the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Texarkana) of Cooper Tire & Rubber Company of our report dated June 26, 2015, with respect to the financial statements and schedule of the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Texarkana) included in this Annual Report (Form 11-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP
Ernst & Young LLP

Toledo, Ohio

June 26, 2015